Joinder Agreement and
First Modification to Loan Agreement

This Joinder Agreement and First Modification to Loan Agreement (this "Modification") is entered into as of June 18, 2018 between, on the one hand, **CapitalSource Business Finance Group, a dba of BFI Business Finance**, a California corporation ("Lender"), and, on the other hand, **DecisionPoint Systems, Inc., a Delaware corporation ("Parent"), DecisionPoint Systems International, Inc.**, a **Delaware corporation, DecisionPoint Systems Group, Inc.**, a **Delaware corporation, decisionpoint systems CA, Inc.**, a **California corporation** and **decisionpoint systems CT, Inc.**, a **Connecticut corporation** (Parent together with the foregoing entities are jointly and severally referred to as the "Existing Borrower"), and **Royce Digital Systems, Inc.**, a **California corporation** (the "Additional Borrower"), with reference to the following:

RECITALS

A. Lender and Existing Borrower are parties to that certain Loan and Security Agreement between Lender and Existing Borrower, dated August 11, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement").

B. Additional Borrower, which does business under the name "ROYCE DIGITAL SYSTEMS, INC.", is a wholly owned subsidiary of Existing Borrower, and the parties wish to add Additional Borrower as a Borrower under the Loan Agreement.

C. Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.

AGREEMENT

The parties agree as follows:

1. Incorporation by Reference. The Loan Agreement is incorporated herein by this reference.

2. Effective Date. The terms of this Modification shall be in full force and effect upon the satisfaction (or waiver) of the following conditions precedent, in each case in form and substance satisfactory to Lender;

(a) execution and delivery of this Modification, by Borrower and Lender; and

(b) execution and delivery of such other documents, certificates and other agreements as Lender may determine are necessary or advisable in connection herewith.

3. Borrowing Authority. The Borrowing Resolution and incumbency Certification attached hereto as Exhibit A and incorporated herein by this reference remains in full force and effect and no change in Borrower's officers or signing authority has occurred.

4. Certain Definitions.

(a) The Existing Borrower and the Additional Borrower are referred to herein jointly and severally, and individually and collectively, as the "Borrower". Capitalized terms used but

not defined in this Modification, shall have the meanings set forth in the Loan Agreement. The definitions of "Parent", "Additional Borrower", and "Borrower" set forth herein are hereby incorporated into the Loan Agreement and the other Loan Documents.

(b) The parties agree that all references in the Loan Agreement and the other Loan Documents to "Borrower" shall be deemed to refer, individually and collectively, and jointly and severally, to Existing Borrower and Additional Borrower, and, without limiting the generality of the foregoing, all references in the Loan Agreement and this Modification to "Collateral", "Accounts", "Chattel Paper", "Commercial Tort Claims", "Electronic Chattel Paper", "Documents", "Deposit Accounts", "Eligible Inventory", "Equipment", "Financial Assets", "Fixtures", "General Intangibles", "Inventory", "Investment Property", "Letter of Credit Rights", "Payment Intangibles", "Prime Accounts", "Software", "Supporting Obligations", and "Trade Fixtures", shall include without limitation the foregoing now owned or hereafter acquired by Additional Borrower and now owned or hereafter acquired by Existing Borrower, and all references in the Loan Agreement and this Modification to "Obligations" shall include without limitation all present and future "Obligations" of Additional Borrower and Existing Borrower to Lender.

5. <u>Joinder and Assumption Agreement</u>.

(a) Additional Borrower hereby:

(i) joins as a Borrower under the Loan Agreement, the Loan Documents, and any and all other present and future documents, instruments and agreements relating thereto;

(ii) assumes, as a joint and several obligor, and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of the Existing Borrower, under, based upon, or arising out of the Loan Agreement and all other Loan Documents, including without limitation all of the "Obligations" as defined in the Loan Agreement; and

(iii) agrees to perform all covenants, duties, and obligations of the "Borrower" under the Loan Agreement and all other Loan Documents.

(b) Borrower represents and warrants that Additional Borrower is a wholly owned subsidiary of Parent.

6. <u>Grant of Security Interest by Additional Borrower</u>.

(a) <u>Grant of Security Interest; Authority of Lender</u>. Without limiting the generality of the provisions of Section 5 above, as security for all Obligations, Additional Borrower hereby grants Lender a continuing security interest in all of Additional Borrower's Collateral to secure the payment and performance of all of the Obligations when due. Additional Borrower hereby authorizes Lender to prepare and file such financing statements, amendments, and continuation statements as Lender may require to perfect or continue Lender's security interest in the Collateral or to effect the purposes of this Modification and the Loan Agreement.

(b) <u>Delivery of Additional Loan Documents</u>. At any time upon the reasonable request of Lender, each Additional Borrower shall hereby authorize the preparation and filing by Lender and/or shall execute and deliver to Lender all financing statements, continuation financing statements, control agreements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of Accounts, letters of authority, and all other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue the perfection of Lender's Security Interests in the

Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the Loan Documents.

7. Representations of Additional Borrower. Without limiting the generality of the provisions of Section 4 above, Additional Borrower hereby represents and warrants that all representations and warranties of the "Borrower" under the Loan Agreement and other Loan Documents are true and correct as to Additional Borrower.

8. Modifications to Loan Agreement.

(a) Definitions - Amended. The following definitions in Section 1.1 of the Loan Agreement are amended and restated in their entirety to read as follows:

> " 'Maximum Account Advance' means Seven Million Two Hundred Fifty Thousand and 00/100 Dollars ($7,250,000.00)."

> " 'Maximum Amount' means Seven Million Two Hundred Fifty Thousand and 00/100 Dollars ($7,250,000.00)."

(b) Modification to Prime Accounts. Clause (u) of the definition of "Prime Accounts in Section 1.1 of the Loan Agreement that now reads:

> "(u) are not Accounts which in the aggregate from one Account Debtor and its Affiliates constitute twenty-five percent (25%) (such percentage, the "Concentration Limit") of total Accounts, but the portion not in excess of the Concentration Limit may be deemed Prime Accounts; and"

is hereby modified to read as follows:

> "(u) are not Accounts which in the aggregate from one Account Debtor and its Affiliates constitute twenty-five percent (25%) (such percentage, the "Concentration Limit") or more of total Accounts, but the portion of such total Accounts not in excess of the Concentration Limit may be deemed Prime Accounts, provided with respect to Royce Digital Systems, Inc. as Borrower and Kaiser Permanente as Account Debtor with respect to such Borrower only, such percentage is seventy-five percent (75%); and"

(c) Modification of Basic Term. Section 6.1 of the Loan Agreement regarding the Basic Term that now reads:

> "6.1 Basic Term. This Agreement will be effective upon the Closing Date, will continue in full force and effect for **thirty-six (36) months** thereafter (the "Basic Term"), and shall be further automatically extended, for successive periods of twelve (12) months (each, a "Renewal Term"), unless Borrower shall have given the Lender written notice of its intention to terminate (a "Termination Notice") at least thirty (30) days prior to the end of the Basic Term or any Renewal Term, as applicable, whereupon this Agreement shall terminate as of the date fixed in the Termination Notice. Notwithstanding any contrary provisions herein, Lender reserves the right to terminate this Agreement at its sole discretion upon giving thirty (30) days' prior written notice to Borrower pursuant to provisions of Section 15 hereof."

is hereby modified to read as follows:

"6.1 Basic Term. This Agreement will be effective upon the Closing Date, will continue in full force and effect until August 12, 2020 (the "Basic Term"), and shall be further automatically extended at the end of the Basic Term, for successive periods of twelve (12) months (each, a "Renewal Term"), unless Borrower shall have given the Lender written notice of its intention to terminate (a "Termination Notice") at least thirty (30) days prior to the end of the Basic Term or any Renewal Term, as applicable, whereupon this Agreement shall terminate as of the date fixed in the Termination Notice. Notwithstanding any contrary provisions herein, Lender reserves the right to terminate this Agreement at its sole discretion upon giving thirty (30) days' prior written notice to Borrower pursuant to provisions of Section 15 hereof."

(d) Financial Covenants. The following new sections are hereby added to the Loan Agreement that are deemed placed immediately following the end of Section 9.24 of the Loan Agreement:

"9.25 Fixed Charge Coverage Ratio. Borrower, on a consolidated basis, shall maintain following Fixed Charge Coverage Ratios of not less than the following ratios for each of the following indicated periods:

Period	Adjusted EBITDA
For each month end period beginning with the month ending August 31, 2018	1.20 to 1.00
For the two month period ending September 30, 2018	1.20 to 1.00
For the three month period ending October 31, 2018	1.20 to 1.00
For the four month period ending November 30, 2018	1.20 to 1.00
For the five month period ending December 31, 2018	1.20 to 1.00
For the six month period ending January 31, 2019	1.20 to 1.00
For the seven month period ending February 28, 2019	1.20 to 1.00
For the eight month period ending March 31, 2019	1.20 to 1.00
For the nine month period ending April 30, 2019	1.20 to 1.00
For the ten month period ending May 31, 2019	1.20 to 1.00

For the eleven month period ending June 30, 2019	1.20 to 1.00
For the twelve month period ending July 31, 2019 and for each twelve month period thereafter as of each successive month end period	1.20 to 1.00

Definitions:

"Fixed Charge Coverage Ratio" means, for any period, the ratio of:

(A) EBITDA for such period minus the following for such period: (a) the amount of cash income taxes, (b) owner distributions, and (c) all unfinanced capital expenditures; to

(B) the sum of the following for such period (calculated on a pre-tax basis): (i) all regularly scheduled cash repayments of principal of the Obligations and other Indebtedness of Borrower (including the principal component of any payments in respect of capital lease obligations), whether or not actually paid or whether accrued or capitalized during such period; plus (ii) all regularly scheduled cash payments of interest payable by Borrower in respect of the Obligations and other Indebtedness (including the interest component of any payments in respect of capital lease obligations), whether or not actually paid or whether accrued or capitalized during such period; plus (iii) all fees, costs and expenses paid or payable by Borrower with respect to the Obligations and other Indebtedness.

"EBITDA" means, for any period, Borrower's total income before interest expense, taxes, depreciation and amortization for such period, all calculated in accordance with GAAP, consistently applied and determined as of and at the end of such period.

June 18, 2018

9.26 Permitted Earnout Payments. DecisionPoint Systems, Inc ("Purchaser") entered into that certain Stock Purchase Agreement dated as of ~~May ___, 2018~~ (the "SPA") with Vicki Mewmaw, an individual ("Seller") regarding the sale of Seller's ownership interest of Royce Digital Systems, Inc. to Purchaser. Part of the consideration payable by Purchaser to Seller under the SPA consists of the the payment by Purchaser to Seller of "Earnout Consideration" as defined and set forth in the SPA. Each payment with respect to the Earnout Consideration does not exceed $1,000,000. It is agreed that Borrower shall only be permitted to make a payment of the Earnout Consideration *if* there is at least $250,000 in available Advances to be made pursuant to Section 2.1.1 *both* prior to and following any such proposed payment of Earnout Consideration.

9. Collateral. Without limiting the generality of Section 4 hereof and the definition of "Collateral" in the Loan Agreement, Borrower hereby acknowledges and agrees that all present and future issued and outstanding stock in Additional Borrower are included in "Collateral" for all purposes of the Loan Agreement and other Loan Documents.

(d) Ownership of Stock in Additional Borrower. The following is added at the end of Section 10.5 of the Loan Agreement: "Without limiting the generality of the foregoing, Parent shall at all times own and hold 100% of the issued and outstanding stock in Additional Borrower."

(e) Permitted Distributions. The following is added at the end of Section 10.11 of the Loan Agreement: "Notwithstanding the foregoing, Additional Borrower may make distributions to Parent."

10. Fee. Concurrently herewith, Borrower agrees to pay a one-time fee in the amount of Twelve Thousand Five Hundred 00/100 Dollars ($12,500.00).

11. Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

12. [Reserved]

13. Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement on the part of "Borrower", as amended hereby, are true and correct.

14. Counterparts. This Modification may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single original.

15. Electronic Signature. This Modification, or a signature page thereto intended to be attached to a copy of this Modification, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a "pdf" file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document. No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Modification.

16. Choice of Law; Venue; Jury Trial Waiver. The terms and provisions of Sections 16 (titled "Choice of Law"), 17 (titled "Venue") and 18 (titled "Jury Trial Waiver") of the Loan Agreement shall apply in all respects to this Modification, and the same are incorporated herein by this reference.

17. General Provisions. This Modification, the Loan Agreement, the prior written amendments to the Loan Agreement signed by Lender and Borrower, and the other written documents and agreements between Lender and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

[Signature page follows]

Parent:

DecisionPoint Systems Inc.
a Delware Corporation

By: Steven Smith
Title: CEO

Lender:

CAPITALSOURCE BUSINESS FINANCE GROUP, a dba of BFI Business Finance, a California corporation

By: Kurt J. Kiesling
Title: Vice President

DecisionPoint Systems International Inc.
a Delware Corporation

By: Steven Smith
Title: CEO

DecisionPoint Systems Group Inc.
a Delware Corporation

By: Steven Smith
Title: CEO

decisionpoint systems CA Inc.
a California Corporation

By: Steven Smith
Title: CEO

decisionpoint systems CT Inc.
a Connecticut Corporation

By: Steven Smith
Title: CEO

Additional Borrower:

ROYCE DIGITAL SYSTEMS, INC.
a California Corporation

By: Steven Smith
Title: CEO

Borrowing Authority

[to be attached]

BORROWING RESOLUTION AND INCUMBENCY CERTIFICATION

CapitalSource Business Finance Group
a dba of BFI Business Finance
851 East Hamilton Avenue, 2nd Floor
Campbell, California 95008

In completing this resolution, you must list in this opening paragraph the names of the officer (or officers if more than one) authorized to sign on behalf of the corporation. The undersigned certifies that if more than one officer is listed, any one of such officers has full authority to bind the corporation, and the signature of one officer on all documents executed by such officer conclusively shall be binding on the corporation.

RESOLVED, That

Signature	[signature]	Name	**Steven Smith**	Title	**CEO**
Signature	[signature]	Name	**Melinda Wohl**	Title	**VP - Finance**
Signature		Name		Title	

(hereinafter sometimes referred to, whether one or more, as "said officers") of **ROYCE DIGITAL SYSTEMS, INC.**, a(n) **California corporation** (the "Corporation"), are authorized from time to time, in the name of and in behalf of the Corporation, as a co-borrower with **DecisionPoint Systems, Inc.**, a(n) **Delaware corporation, DecisionPoint Systems International, Inc.**, a(n) **Delaware corporation, DecisionPoint Systems Group, Inc.**, a(n) **Delaware corporation decisionpoint systems CA, Inc.**, a(n) **California corporation** and **decisionpoint systems CT, Inc.**, a(n) **Connecticut corporation**, to borrow from **CapitalSource Business Finance Group, a dba of BFI Business Finance,** a California corporation ("Lender") such sums of money as said officers deem expedient, from time to time to extend or renew any such loan in whole or in part, to contract with Lender upon such terms and conditions as Lender requires for the issuance of commercial letters of credit, and any other credit or financial accommodations, irrespective of the aggregate principal indebtedness of the Corporation with respect to such transactions outstanding and unpaid; and said officers are hereby authorized to execute in the Corporation's name the note or notes of the Corporation as evidence of each such loan and of any extension or renewal thereof and to execute all contracts and other instruments required by Lender in connection with any loan, each of which contracts, notes and other instruments shall contain such terms and conditions as are agreed upon by said officers and Lender, including, among others not specified in this resolution, provisions regulating or restricting the declaration and payment of dividends by the Corporation, the payment of indebtedness to officers, shareholders, or other persons other than Lender, or other regulations or restrictions of the same or different kinds, conditions as to default, attorneys' fees, waivers of notice, and sale of securities.

RESOLVED FURTHER that said officers are authorized to hypothecate or pledge with and transfer and deliver to Lender as security for the payment of any obligations so incurred such securities or other assets of the Corporation as are agreed upon by them and Lender and to execute in the name of the Corporation such agreements of hypothecation as they deem expedient, and to include in any such agreement such waivers of demand, notice or advertisement and such other waivers and provisions as seem expedient to them, including among others, a provision that any such security may be held by Lender to secure any other indebtedness, whether due or not due, owing to Lender from the Corporation.

RESOLVED FURTHER that said officers may direct Lender orally or by written instruction to disburse the proceeds of any loan made in the name of the Corporation to any person, partnership, corporation, or other legal entity including without limitation to said officers personally (the "Disbursements") and may, either individually or collectively, authorize other employees and/or representatives of the Corporation to direct Lender orally or by written instruction to make Disbursements, so long as such authorization is made in writing and in form and substance acceptable to Lender.

RESOLVED FURTHER that said officers are authorized and empowered to transact any and all business with Lender which the undersigned could in any way transact, and that said officers, and any other employee of this Corporation be, and each of them individually hereby is further authorized to execute, acknowledge and/or deliver on behalf of the Corporation and in the name of the Corporation any and all assignments, documents, instruments and agreements which said officers deem necessary or convenient in the transaction of such business of the Corporation with Lender.

RESOLVED FURTHER that any and all agreements, instruments, and documents previously executed and acts and things previously done to carry out the purposes of this resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

RESOLVED FURTHER that if two or more resolutions of the Corporation authorizing any of the transactions authorized by this resolution are outstanding concurrently at any time the provisions thereof shall be deemed to be cumulative.

RESOLVED FURTHER that said officers are authorized, in addition to any obligation incurred under any of the preceding provisions of this resolution, to discount with Lender any notes, drafts, acceptances, bills of exchange, or other evidences of debt owned by the Corporation upon said terms as are agreed upon by Lender and said officers and in the name of the Corporation, to endorse such evidences of indebtedness so to be discounted by Lender and to guarantee payment thereof to Lender.

RESOLVED FURTHER that upon the execution by said officers of any instrument authorized by this resolution such instrument shall be deemed to be executed by the Corporation whether or not the corporate seal of the Corporation is affixed thereto.

RESOLVED FURTHER that all loans heretofore incurred by said officers in the name of the Corporation and all promissory notes and other documents executed by them in connection therewith or to secure the same are hereby ratified and approved.

RESOLVED FURTHER that Lender shall be able to rely on the incumbency of said officers until written notice is received at the above captioned office.

RESOLVED FURTHER that this resolution shall remain in full force and effect until written notice of its repeal has been received by Lender at the above captioned office, such revocation however not to affect the validity of any note or other instruments theretofore executed.

This is to certify that the foregoing is a true copy of a resolution duly adopted by the directors of **Royce Digital Systems, Inc.**, a corporation, at a meeting of its board of directors duly and regularly held or in the alternative, pursuant to an action by written consent and that said resolution or action is in full force and effect. This resolution shall be deemed to constitute such resolution or action if none other is provided to Lender.

This will further certify that the signatures indicated above are true specimens of each captioned officer's signature.

Dated as of: ~~May~~ June 18, 2018, at ~~Campbell~~ Irvine, California.

Place Corporate Seal Below: none
(if none so state here)

[signature]
Melinda Wohl, as Secretary of
ROYCE DIGITAL SYSTEMS, INC.

The Above Statements Are Correct. N/A
Signature of Officer or Director, or, if none, a Shareholder other than Secretary, when Secretary is authorized to sign alone.

Failure to complete the above when Secretary is authorized to sign alone shall constitute a certification by Secretary that Secretary is sole Shareholder, Director, and Officer of Corporation.

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

County of Orange

On 06/18/18 before me, Cesar Andres Ocampo-Velandia, Notary,
(insert name and title of the officer)

personally appeared Melinda Wohl,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Signature [signature] (Seal)

CESAR ANDRES OCAMPO-VELANDIA
COMM. # 2239811
NOTARY PUBLIC - CALIFORNIA
ORANGE COUNTY
MY COMM. EXP. APR. 26, 2022